Exhibit 1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Dated: March 17, 2020

DAGMAR DOLBY		MARITAL TRUST UNDER THE DOLBY FAMILY TRUST INSTRUMENT DATED MAY 7, 1999

By:	*	By:	*
	Dagmar Dolby		Name: Dagmar Dolby
Title: Trustee

THOMAS E. DOLBY		DAGMAR DOLBY TRUST UNDER THE DOLBY FAMILY TRUST INSTRUMENT DATED MAY 7, 1999

By:	*	By:	*
	Thomas E. Dolby		Name: Dagmar Dolby
Title: Trustee

DAVID E. DOLBY		RAY DOLBY 2002 TRUST A DATED APRIL 19, 2002

By:	*	By:	*
	David E. Dolby		Name: Dagmar Dolby
Title: Trustee

DAGMAR DOLBY 2017 TRUST BB DATED MAY 25, 2017		RAY DOLBY 2002 TRUST B DATED APRIL 19, 2002

By:	*	By:	*
	Name: Dagmar Dolby		Name: Dagmar Dolby
	Title: Trustee		Title: Trustee

DAGMAR DOLBY 2018 TRUST BB DATED JUNE 20, 2018		DOLBY HOLDINGS II LLC

By:	*	By:	*
	Name: Dagmar Dolby Title: Trustee		Name: Dagmar Dolby Title: Manager

DAGMAR DOLBY 2019 TRUST BB DATED JULY 22, 2019		DOLBY HOLDINGS III LLC

By:	*	By:	*
	Name: Dagmar Dolby Title: Trustee		Name: Dagmar Dolby Title: Manager

DAGMAR DOLBY 2020 TRUST BB DATED MARCH 17, 2020

By:	*	By:	/s/ Patrick McCabe
	Name: Dagmar Dolby Title: Trustee		Patrick McCabe, on behalf of Shartsis Friese LLP, as Attorney-in-Fact